                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER


                                                            RECORD DATE: 8/31/99
                                                  PREVIOUS DISTRIBUTION: 8/25/99
                                                      DISTRIBUTION DATE: 9/27/99

====================================================================================================================================
                                       Original          Beginning                                                        Ending
                       Certificate    Certificate       Certificate                                       Total         Certificate
  Class       Cusip       Rate          Balance           Balance        Interest       Principal     Distribution        Balance
------------------------------------------------------------------------------------------------------------------------------------
    A       35729BAA9    5.6125%    415,545,505.00    385,322,789.92   1,862,259.69    8,287,219.18   10,149,478.87   377,035,570.74
Factors per
 Thousand                                                               4.48148197     19.94298839     24.42447036     907.32679382
------------------------------------------------------------------------------------------------------------------------------------
    R                    0.0000%         0.00              0.00            0.00            0.00           0.00             0.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                            415,545,505.00    385,322,789.92   1,862,259.69    8,287,219.18   10,149,478.87   377,035,570.74
------------------------------------------------------------------------------------------------------------------------------------


First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER


                                                            RECORD DATE: 8/31/99
                                                  PREVIOUS DISTRIBUTION: 8/25/99
                                                      DISTRIBUTION DATE: 9/27/99

====================================================================================================================================

                      SCHEDULE OF REMITTANCE                                              COLLATERAL INFORMATION

Available Collection Amount                       10,265,449.12       Aggregate Beginning Balance of Loans            391,436,013.20
(Trust Fees and Expenses)                           (115,970.25)      Aggregate Ending Balance of Loans               384,287,375.90
Available Payment Amount                          10,149,478.87       Interest Carry-Forward                                    0.00
Regular Payment                                    9,010,896.98       Loan Count                                               3,399
Excess Spread                                      1,138,581.89       Overcollateralization Amount                      7,251,805.16
                                                  -------------       Overcollateralization Deficiency Amount           9,370,015.04
                                                                      Overcollateralization Step-up Test Level                 0.00%
                                                                      Overcollateralization Target Amount              16,621,820.20
FEES                                                                  Principal Prepayments                             6,949,912.32
----                                                                  Scheduled Principal                                 198,724.97
*Servicer Fee (Fee deducted prior to Remittance)     114,168.84       Securities Insurer Reimbursement                          0.00
Master Servicer Fee                                   48,929.50       Six Month Average Delinquency                          1.9095%
Indenture Trustee Fee                                  2,820.28       Spread Squeeze %                                       3.4905%
Guaranty Insurance Premium                            64,220.46       Trigger Event?                                              No
                                                  -------------       Unpaid Securities Insurer Reimbursement                   0.00
TOTAL FEES                                           115,970.25       Weighted Average Home Loan Interest Rate (WAC)         9.8845%
                                                                      Weighted Average Maturity (WAM)                         355.19


====================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER


                                                            RECORD DATE: 8/31/99
                                                  PREVIOUS DISTRIBUTION: 8/25/99
                                                      DISTRIBUTION DATE: 9/27/99


====================================================================================================================================


---------------------------------          -----------------------------------------------------------------------------------------
Aggregate Ending Balance of Loans              DELINQUENT INFOR.       # LOANS                  AMOUNT                     %
---------------------------------          -----------------------------------------------------------------------------------------
$                  384,287,375.90          Delinquent 30-59 Days           74                 7,767,439.80              2.021258%
---------------------------------          Delinquent 60-89 Days           12                 1,507,469.17              0.392277%
                                           Delinquent 90+ Days              8                   493,584.10              0.128441%
                                           Loans in Foreclosure           183                20,018,123.20              5.209155%
                                           REO                              1                    28,800.00              0.007494%
                                           Bankruptcy Loans                29                 3,094,733.66              0.805318%
                                           -----------------------------------------------------------------------------------------
                                                      TOTAL               307                32,910,149.93              8.563943%
                                           -----------------------------------------------------------------------------------------



                                           -----------------------------------------------------------------------------------------
                                                OTHER INFORMATION       # LOANS                  AMOUNT                CUMULATIVE
                                           -----------------------------------------------------------------------------------------
                                           Defaulted Home Loans            0                      0.00                 125,242.76
                                           Liquidated Home Loans           0                      0.00                       0.00
                                           Deleted Home Loans              0                      0.00                 695,925.97
                                           Net Loan Losses                 0                      0.00                       0.00
                                           -----------------------------------------------------------------------------------------



====================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039